Exhibit 99.1
The First Bancshares, Inc. Reports Results for Fourth Quarter ended December 31, 2023; Increases Quarterly Dividend 4%
HATTIESBURG, Miss.--(BUSINESS WIRE)--January 24, 2024--The First Bancshares, Inc. (“FBMS” or “the Company”) (NASDAQ: FBMS), holding company for The First Bank, (www.thefirstbank.com) reported today financial results for the quarter ended December 31, 2023.
Highlights for the quarter:
•Net income available to common shareholders totaled $11.0 million for the quarter ended December 31, 2023, representing a decrease of 54.7% when compared to $24.4 million for the quarter ended September 30, 2023. Several one-time items are detailed in the tables located in the appendix of this release.
•Excluding one-time items detailed in the tables located in the appendix of this release, net earnings available to common shareholders, operating (non-GAAP) decreased $5.3 million, or 22.1% to $18.7 million for the quarter ended December 31, 2023 as compared to $24.0 million for the quarter ended September 30, 2023.
•For the quarter ended December 31, 2023, total loans increased $80.2 million, or 6.3%, on an annualized basis, as compared to the quarter ended September 30, 2023.
•During the fourth quarter of 2023, The First Bank (the "First") sold $123.0 million in available-for-sale securities with a weighted average book yield of 1.12% and average remaining life of 3 years. The First recognized a pre-tax loss of $9.7 million. The First reinvested the proceeds of the sale in available-for-sale bonds in the amount of $92.0 million with a weighted average life of 6 years and an average book yield of 5.33%. The balance sheet repositioning is expected to result in increases in net interest margin of 8 basis points, and net interest income of $4.7 million, and earnings per share of $0.11 with an estimated earn back period of 2.1 years. The First also used $30.0 million of the proceeds to repay borrowings from the Federal Reserve Bank under the Bank Term Funding Program.
•Net interest margin decreased 19 basis points during the quarter ended December 31, 2023 from 3.47% to 3.28%.
•Core net interest margin (non-GAAP) decreased 13 basis points during the quarter ended December 31, 2023 from 3.27% to 3.14%.
•Cost of deposits averaged 154 basis points for the fourth quarter of 2023 compared to 121 basis points for the third quarter 2023.
•Annualized quarter-to-date net charge-offs and recoveries to total loans were $783 thousand, or 0.061% for the quarter ended December 31, 2023, compared to $49 thousand, or 0.004% for the quarter ended September 30, 2023, and compared to $39 thousand, or 0.004% for the quarter ended December 31, 2022.
•Nonperforming assets of $20.2 million to total assets was 0.25% for the quarter ended December 31, 2023, compared to $22.4 million, or 0.28% for the quarter ended September 30, 2023, and $17.7 million, 0.27% for the quarter ended December 31, 2022.
Highlights for the year:
•In the year-over-year comparison, net income available to common shareholders increased $12.5 million, or 19.9%, from $62.9 million for the year ended December 31, 2022 to $75.5 million for the same period ended December 31, 2023.
•Excluding one-time items detailed in the tables located in the appendix of this release, net earnings available to common shareholders, operating (non-GAAP) increased $28.4 million, or 41.6% to $96.7 million for the year ended December 31, 2023 as compared to $68.3 million for the same period ended December 31, 2022.

•Excluding the loans acquired from the Heritage Southeast Bank ("Heritage Bank") acquisition of $1.159 billion, total loans increased $236.9 million for the year ended December 31, 2023, representing net growth of 6.3%, as compared to the same period ended December 31, 2022.
•Past due loans of $11.7 million to total loans was 0.23% for the year ended December 31, 2023, compared to $6.1 million, or 0.16% for the same period ended December 31, 2022.
•Cost of deposits averaged 109 basis points for the year ended December 31, 2023, compared to 26 basis points for the same period ended December 31, 2022.
•Fully tax equivalent ("FTE") net interest margin (non-GAAP) increased 40 basis points to 3.59% for the year ended December 31, 2023, compared to 3.19% for the same period ended December 31, 2022.
•For additional information, see the investor presentation filed and available under presentations and press releases included in the investor relations section of the Company's website: www.thefirstbank.com.

M. Ray “Hoppy” Cole, Jr., President, and Chief Executive Officer, commented, “We continued to experience margin compression during the fourth quarter as non-GAAP core net interest margin decreased 13 basis points due to increased interest costs and the seasonality of our deposit portfolio. Loan growth and credit remained strong with $80 million of net loan growth for the quarter, or 6.3% on an annualized basis. Non-performing assets decreased for the quarter and past dues were low at 23 basis points.

For the full year of 2023, the Company produced strong results as average assets grew 22.5% from $6.5 billion to $7.9 billion, non-GAAP operating earnings grew $28.4 million to $96.7 million, a 41.6% increase, and dividends to common shareholders increased 21.6% to $0.90 per share.
Our team members performed extremely well in 2023, in a very difficult operating environment and we remain focused on increasing the returns to our shareholders.”

Quarterly Earnings
Net income available to common shareholders totaled $11.0 million for the quarter ended December 31, 2023, a decrease of $13.3 million, or 54.7%, when compared to $24.4 million for the quarter ended September 30, 2023. This decrease was partially attributable to the pre-tax loss of $9.7 million on the sale of $123.0 million in available-for-sale securities and other one-time items detailed in the tables included with this press release.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $5.3 million, or 22.1%, to $18.7 million for quarter ended December 31, 2023 as compared to $24.0 million for the quarter ended September 30, 2023. This decrease was partially attributable to a decrease in accretion income of $1.0 million and an increase in borrowing costs of $0.9 million, as well as increased deposit costs of $5.2 million, each for the quarter ended December 31, 2023.
The Company recorded a provision for credit losses of $1.3 million for the quarter ended December 31, 2023 and $1.0 million for the quarter ended September 30, 2023.
Earnings Per Share
For the fourth quarter of 2023, diluted earnings per share were $0.35 compared to $0.77 for the third quarter of 2023 and $0.67 for the fourth quarter of 2022.
Diluted earnings per share, operating (non-GAAP) were $0.59 for the fourth quarter of 2023 compared to $0.76 for the third quarter of 2023 and $0.71 for the fourth quarter of 2022.
Effective January 1, 2023, the Company issued 6,920,422 shares of its common stock in conjunction with the closing of the acquisition of Heritage Bank.

Balance Sheet
Consolidated assets increased $115.1 million to $7.999 billion at December 31, 2023 from $7.884 billion at September 30, 2023. Loans increased $80.2 million and cash increased $157.5 million for the quarterly comparison.
Total loans were $5.170 billion for the quarter ended December 31, 2023, as compared to $5.090 billion for the quarter ended September 30, 2023, and $3.774 billion for the quarter ended December 31, 2022, representing an increase of $80.2 million, or 1.6%, for the sequential quarter comparison, and increase of $1.396 billion, or 37.0%, for the prior year quarterly comparison. During January 2023, loans totaling $1.159 billion, net of purchase accounting adjustments, were recorded from the Heritage Bank acquisition.
Total loans increased $80.2 million, or 1.6% as compared to the quarter ended September 30, 2023, or 6.3% on an annualized basis.
Excluding the acquired Heritage Bank loans, total loans increased $236.9 million, or 6.3% compared to the quarter ended December 31, 2022.
Total deposits were $6.463 billion for the quarter ended December 31, 2023, as compared to $6.480 billion for the quarter ended September 30, 2023, and $5.494 billion for the quarter ended December 31, 2022, representing a decrease of $17.2 million, or 0.3%, for the sequential quarter comparison, and an increase of $968.5 million, or 17.6%, for the prior year quarterly comparison. During January 2023, deposits totaling $1.392 billion, net of purchase accounting adjustments, were acquired in the Heritage Bank acquisition.
Deposits decreased $17.2 million, or 0.3% for the prior quarter comparison. Public funds account for $14.9 million of the decrease in deposits.
Book value per share increased to $30.22 at December 31, 2023 from $28.57 at September 30, 2023.
Tangible book value per share (non-GAAP) increased $1.73 to $19.35 at December 31, 2023 from $17.62 at September 30, 2023. The balance in accumulated other comprehensive loss decreased $47.6 million to $117.6 million at December 31, 2023 from $165.2 million at September 30, 2023.
Asset Quality
Nonperforming assets totaled $20.2 million at December 31, 2023, a decrease of $2.2 million compared to $22.4 million at September 30, 2023 and an increase of $2.5 million compared to $17.7 million at December 31, 2022.
Nonaccrual loans totaled $10.7 million, a decrease of $6.7 million as compared to September 30, 2023 and a decrease of $1.9 million as compared to December 31, 2022.
The ratio of the allowance for credit losses (ACL) to total loans was 1.05% at December 31, 2023, 1.05% at September 30, 2023 and 1.03% at December 31, 2022. The ratio of annualized net charge-offs (recoveries) to total loans was 0.061% for the quarter ended December 31, 2023 compared to 0.004% for the quarter ended September 30, 2023 and 0.004% for the quarter ended December 31, 2022.
Fourth Quarter 2023 vs Third Quarter 2023 Earnings Comparison
Net income available to common shareholders for the fourth quarter of 2023 decreased $13.3 million to $11.0 million compared to $24.4 million for the third quarter of 2023. This decrease was partially attributable to the pre-tax loss of $9.7 million on the sale of $123.0 million in available-for-sale securities and other one-time items detailed in the tables included with this press release.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) decreased $5.3 million, or 22.1%, to $18.7 million for quarter ended December 31, 2023 as compared to $24.0 million for the quarter ended September 30, 2023. This decrease was partially attributable to a decrease in accretion income of $1.0 million and an increase in borrowing costs of $0.9 million, as well as increased deposit costs of $5.2 million, each for the quarter ended December 31, 2023.
Net interest income for the fourth quarter of 2023 was $57.7 million as compared to $60.7 million for the third quarter of 2023, a decrease of $3.0 million. The decrease was largely due to the decrease in accretion of purchase accounting adjustments of $1.0 million as well as increased interest expense of $6.1 million partially offset by an increase in loan interest income of $4.0 million.
Fourth quarter 2023 net interest margin of 3.28% included 19 basis points related to purchase accounting adjustments compared to 3.47% for the third quarter in 2023, which included 25 basis points related to purchase accounting adjustments.
Core net interest margin (non-GAAP) decreased 13 basis points to 3.14% for the fourth quarter of 2023 from 3.27% for the third quarter of 2023.
Investment securities totaled $1.735 billion, or 21.7% of total assets at December 31, 2023, compared to $1.836 billion, or 23.3% of total assets at September 30, 2023. The average balance of investment securities decreased $60.6 million in sequential-quarter comparison. The average tax equivalent yield on investment securities (non-GAAP) increased 11 basis points to 2.37% from 2.26% in sequential-quarter comparison. The investment portfolio had a net unrealized loss of $121.9 million at December 31, 2023 as compared to a net unrealized loss of $184.9 million at September 30, 2023.
The FTE average yield on all earning assets (non-GAAP) increased in sequential-quarter comparison from 4.95% to 5.10%. Interest expense on average interest bearing liabilities increased 42 basis points from 2.05% for the third quarter of 2023 to 2.47% for the fourth quarter of 2023.
Cost of all deposits averaged 154 basis points for the fourth quarter of 2023 compared to 121 basis points for the third quarter of 2023. This increase was a result of rising interest rates and increased competition for deposits.
Non-interest income decreased $17.0 million from $19.3 million in the third quarter of 2023 to $2.3 million in the fourth quarter of 2023, primarily attributable to a U.S. Treasury award of $6.2 million recorded in the third quarter of 2023 and a loss on sales of available for sale investment securities of $9.7 million recorded in the fourth quarter of 2023.
Non-interest expense for the fourth quarter of 2023 was $44.4 million compared to $47.7 million for the third quarter of 2023, a decrease of $3.3 million. Excluding the $5.2 million related to the U.S. Treasury award recorded in the third quarter of 2023, expenses increased $1.9 million in the fourth quarter of 2023. $0.9 million of non-interest expense for the fourth quarter of 2023 was related to salary accruals for year end, and $0.08 million of non-interest expense for the fourth quarter of 2023 was related to professional services.
Fourth Quarter 2023 vs. Fourth Quarter 2022 Earnings Comparison
Net income available to common shareholders for the fourth quarter of 2023 totaled $11.0 million compared to $16.3 million for the fourth quarter of 2022, a decrease of $5.2 million or 32.2%. This decrease was partially attributable to the pre-tax loss of $9.7 million on the sale of $123.0 million in available-for-sale securities and other one-time items detailed in the tables included with this press release.
Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) increased $1.6 million, or 9.06%, to $18.7 million for the quarter ended December 31, 2023, as compared to $17.2 million for the quarter ended December 31, 2022.
Net interest income for the fourth quarter of 2023 was $57.7 million, an increase of $9.7 million or 20.3% when compared to the fourth quarter of 2022. FTE net interest income (non-GAAP) totaled $58.7 million and $48.9 million for the fourth quarter of 2023 and 2022, respectively. Purchase accounting adjustments increased $1.7 million for the fourth quarter comparisons. The increase was largely due to increased interest rates as well as the acquisition of Heritage Bank.
Fourth quarter of 2023 net interest margin was 3.28%, which included 19 basis points related to purchase accounting adjustments compared to 3.31% for the same quarter in 2022, which included 8 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) decreased 14 basis points in prior year quarterly comparison primarily due to an increase in rates on interest bearing liabilities.
Non-interest income decreased $5.8 million for the fourth quarter of 2023 as compared to the fourth quarter of 2022. This decrease was attributed to the loss on sales of available for sale investment securities of $9.7 million partially offset by increases of $2.7 million in service charges and interchange fee income.
Fourth quarter 2023 non-interest expense was $44.4 million, an increase of $9.4 million, or 26.8% as compared to the fourth quarter of 2022. This increase was attributed to an increase of $4.9 million in charges related to the ongoing operations of Beach Bank and Heritage Bank, increased FDIC premiums of $0.7 million, and increased amortization of core deposit intangibles of $1.1 million.
Investment securities totaled $1.735 billion, or 21.7% of total assets at December 31, 2023, compared to $1.983 billion, or 30.7% of total assets at December 31, 2022. For the fourth quarter of 2023 compared to the fourth quarter of 2022, the average balance of investment securities decreased $154.6 million. The average tax equivalent yield on investment securities (non-GAAP) increased 9 basis points to 2.37% from 2.28% in the prior year quarterly comparison. The investment portfolio had a net unrealized loss of $121.9 million at December 31, 2023 as compared to a net unrealized loss of $161.2 million at December 31, 2022.
The average yield on all earning assets increased 104 basis points in prior year quarterly comparison, from 4.00% for the fourth quarter of 2022 to 5.04% for the fourth quarter of 2023. Interest expense on average interest bearing liabilities increased 148 basis points from 0.99% for the fourth quarter of 2022 to 2.47% for the fourth quarter of 2023.
Cost of all deposits averaged 154 basis points for the fourth quarter of 2023 compared to 51 basis points for the fourth quarter of 2022.

Year-to-Date Earnings Comparison

In the year-over-year comparison, net income available to common shareholders increased $12.5 million, or 19.9%, from $62.9 million for the year ended December 31, 2022, to $75.5 million for the same period ended December 31, 2023.

Excluding one-time items detailed in the tables included with this press release, net earnings available to common shareholders, operating (non-GAAP) increased $28.4 million, or 41.6%, to $96.7 million for the year ended December 31, 2023 as compared to $68.3 million for the same period ended December 31, 2022.

Net interest income was $249.3 million for the twelve months ended December 31, 2023, an increase of $71.5 million as compared to the same period ended December 31, 2022, primarily due to interest income earned on a higher volume of loans (including loans acquired from Heritage Bank and Beach Bank).

Non-interest income was $46.7 million for the year ended December 31, 2023, an increase of $9.7 million as compared to the same period ended December 31, 2022. Service charges on deposit accounts and interchange fee income accounted for $11.7 million of the increase.

Non-interest expense was $184.7 million for the year ended December 31, 2023, an increase of $54.2 million as compared to the same period ended December 31, 2022. The increase was partially attributable to $2.7 million in acquisition and charter conversion charges and $32.1 million in increased operating expenses related to the acquisitions of Beach Bank and Heritage Bank as well as $5.2 million in expenses associated with the U.S. Treasury awards and increases in FDIC premiums of $1.7 million and a $4.9 million increase in core deposit amortization for the year ended December 31, 2023.
Declaration of Cash Dividend
The Company announced that its Board of Directors declared a cash dividend of $0.25 per share, a 4% increase over previous quarter, per share to be paid on its common stock on February 23, 2024 to shareholders of record as of the close of business on February 7, 2024.
Conference Call
The Company will host a conference call for analysts and investors to discuss the Company’s financial results at 10:00 a.m. Central Time on Thursday, January 25, 2024. Investors and analysts may participate by clicking on the Participant Conference Link: https://register.vevent.com/register/BIf4b652d4e9ff4cd5a10ec44d884e1480. An audio archive of the conference call along with the transcript will be available within 24-48 hours after the call and placed in the Investor Relations section of our website.
About The First Bancshares, Inc.
The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida, and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes pre-tax, pre-provision operating earnings, FTE net interest income, FTE net interest margin, core net interest margin, FTE average yield on investment securities, FTE average yield on all earning assets, total tangible common equity, tangible book value per common share, net earnings available to common shareholders, operating, diluted earnings per share, operating, efficiency ratio, operating and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value, net interest margin, common equity, net earnings available to common shareholders, diluted earnings per share, efficiency ratio, average yield on investment securities, average yield on all earning assets, or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements
This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance, or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) prevailing, or changes in, economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations, including the effects of declines in the real estate market, high unemployment rates, inflationary pressure, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; (3) interest rate risk, including the effects of rising interest rates; (4) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (5) changes in applicable laws, rules, or regulations; (6) risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (7) changes in management’s plans for the future; (8) credit risk associated with our lending activities; (9) changes in loan demand, real estate values, or competition; (10) changes in accounting principles, policies, or guidelines; (11) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company's participation in and execution of government programs related to the COVID-19 pandemic and related variants; (12) higher inflation and its impacts; (13) significant turbulence or disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; (14) potential impacts of the adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; (15) the effects of war or other conflicts including the impacts relating to or resulting from Russia's military action in Ukraine or the conflict in Israel and surrounding areas, and (16) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.
These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the SEC, which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands except per share data)
EARNINGS DATA	Quarter Ended 12/31/23	Quarter Ended 9/30/23	Quarter Ended 6/30/23	Quarter Ended 3/31/23	Quarter Ended 12/31/22
Total Interest Income	$88,720	$85,681	$86,194	$80,338	$57,923
Total Interest Expense	31,055	24,977	20,164	15,412	10,002
Net Interest Income	57,665	60,704	66,030	64,926	47,921
Net Interest Income excluding PPP Fee Income	57,664	60,703	66,029	64,718	47,899
FTE net interest income*	58,651	61,696	67,028	65,924	48,916
Provision for credit losses	1,250	1,000	1,250	11,000	705
Non-interest income	2,346	19,324	12,423	12,612	8,131
Non-interest expense	44,433	47,724	46,899	45,670	35,040
Earnings before income taxes	14,328	31,304	30,304	20,868	20,307
Income tax expense	3,281	6,944	6,525	4,597	4,012
Net income available to common shareholders	$11,047	$24,360	$23,779	$16,271	$16,295

PER COMMON SHARE DATA
Basic earnings per share	$0.35	$0.78	$0.76	$0.52	$0.68
Diluted earnings per share	0.35	0.77	0.75	0.52	0.67
Diluted earnings per share, operating*	0.59	0.76	0.85	0.86	0.71
Quarterly dividends per share	0.24	0.23	0.22	0.21	0.20
Book value per common share at end of period	30.22	28.57	28.64	28.58	26.92
Tangible book value per common share at period end*	19.35	17.62	17.62	17.49	17.97
Market price at end of period	29.33	26.97	25.84	25.83	32.01
Shares outstanding at period end	31,399,803	31,404,231	31,406,220	31,364,973	24,025,762
Weighted average shares outstanding:
Basic	31,401,612	31,405,439	31,378,364	31,309,458	24,027,189
Diluted	31,587,506	31,609,564	31,591,665	31,541,213	24,168,544

AVERAGE BALANCE SHEET DATA
Total assets	$7,917,303	$7,873,345	$7,882,130	$8,003,254	$6,446,521
Loans and leases	5,145,228	5,038,928	4,982,368	4,975,663	3,749,561
Total deposits	6,440,774	6,466,141	6,501,372	6,816,473	5,515,713
Total common equity	901,530	905,070	901,499	868,995	617,049
Total tangible common equity*	558,889	560,071	554,792	538,903	408,365

SELECTED RATIOS
Annualized return on avg assets (ROA)	0.56%	1.24%	1.21%	0.81%	1.01%
Annualized return on avg assets, operating*	0.95%	1.22%	1.36%	1.36%	1.07%
Annualized pre-tax, pre-provision, operating*	1.31%	1.62%	1.81%	1.78%	1.38%
Annualized return on avg common equity, operating*	8.32%	10.63%	11.91%	12.48%	11.14%
Annualized return on avg tangible common equity, operating*	13.41%	17.17%	19.35%	20.13%	16.83%
Average loans to average deposits	79.89%	77.93%	76.64%	72.99%	67.98%
FTE Net Interest Margin*	3.33%	3.52%	3.82%	3.69%	3.37%
Efficiency Ratio	72.84%	58.90%	59.02%	58.15%	61.42%
Efficiency Ratio, operating*	62.00%	56.06%	53.87%	53.32%	59.34%
*See reconciliation of Non-GAAP financial measures
CREDIT QUALITY
Allowance for credit losses (ACL) as a % of total loans	1.05%	1.05%	1.05%	1.06%	1.03%
Nonperforming assets to tangible equity + ACL	3.05%	3.69%	3.57%	3.73%	3.76%
Nonperforming assets to total loans + OREO	0.39%	0.44%	0.43%	0.45%	0.47%
Annualized QTD net charge-offs (recoveries) to total loans	0.061%	0.004%	0.070%	0.010%	0.004%

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$355,147	$197,632	$194,050	$333,491	$145,315
Securities available for sale	1,042,365	1,141,971	1,199,103	1,249,791	1,257,101
Securities held to maturity	654,539	658,524	663,473	678,161	691,484
Other investments	37,754	35,872	35,725	34,423	33,944
Total investment securities	1,734,658	1,836,367	1,898,301	1,962,375	1,982,529
Loans held for sale	2,914	5,960	6,602	4,073	4,443
Total loans	5,170,042	5,089,800	5,010,925	4,969,776	3,774,157
Allowance for credit losses	(54,032)	(53,565)	(52,614)	(52,450)	(38,917)
Loans, net	5,116,010	5,036,235	4,958,311	4,917,326	3,735,240
Premises and equipment	182,162	183,740	186,381	186,688	153,068
Other Real Estate Owned	8,320	4,920	5,588	5,066	4,832
Goodwill and other intangibles	341,332	343,869	346,104	347,777	214,890
Other assets	258,802	275,562	266,771	260,520	221,400
Total assets	$7,999,345	$7,884,285	$7,862,108	$8,017,316	$6,461,717

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$1,849,013	$1,967,661	$2,086,666	$2,082,441	$1,630,203
Interest-bearing deposits	4,613,859	4,512,364	4,405,601	4,585,515	3,864,201
Total deposits	6,462,872	6,480,025	6,492,267	6,667,956	5,494,404
Borrowings	390,000	302,000	280,000	250,000	130,100
Subordinated debentures	123,386	128,300	128,214	154,127	145,027
Other liabilities	74,053	76,739	62,181	48,806	45,523
Total liabilities	7,050,311	6,987,064	6,962,662	7,120,889	5,815,054
Total shareholders’ equity	949,034	897,221	899,446	896,427	646,663
Total liabilities and shareholders’ equity	$7,999,345	$7,884,285	$7,862,108	$8,017,316	$6,461,717

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Interest Income:
Loans, including fees	$74,357	$70,349	$68,057	$64,264	$45,583
Investment securities	10,803	10,614	10,815	11,707	11,251
Accretion of purchase accounting adjustments	3,235	4,277	6,533	3,469	1,086
Other interest income	325	441	789	898	3
Total interest income	88,720	85,681	86,194	80,338	57,923
Interest Expense:
Deposits	24,489	19,314	14,613	12,183	7,206
Borrowings	4,500	3,556	3,264	959	1,015
Subordinated debentures	1,807	1,849	2,138	2,176	1,946
Accretion of purchase accounting adjustments	259	258	149	94	(165)
Total interest expense	31,055	24,977	20,164	15,412	10,002
Net interest income	57,665	60,704	66,030	64,926	47,921
Provision for credit losses	1,250	1,000	1,250	11,000	705
Net interest income after provision for credit losses	56,415	59,704	64,780	53,926	47,216

Non-interest Income:
Service charges on deposit accounts	3,447	3,646	3,425	3,657	2,277
Mortgage Income	582	878	773	633	625
Interchange Fee Income	4,593	5,280	4,543	4,498	3,093
Gain (Loss) on securities, net	(9,670)	2	(48)	—	—
Treasury Awards	—	6,197	—	—	—
Loss on sale of premises and equipment	(524)	(104)	—	—	—
Other charges and fees	3,918	3,425	3,730	3,824	2,136
Total non-interest income	2,346	19,324	12,423	12,612	8,131

Non-interest Expense:
Salaries and employee benefits	23,717	22,807	23,315	23,572	19,934
Occupancy expense	5,688	5,343	5,041	5,296	4,305
FDIC/OCC premiums	1,263	1,158	758	670	514
Marketing	71	559	45	158	135
Amortization of core deposit intangibles	2,385	2,385	2,391	2,402	1,309
Other professional services	2,309	1,499	1,570	1,068	971
Acquisition and charter conversion charges	593	588	4,101	3,793	1,190
Other non-interest expense	8,407	13,385	9,678	8,711	6,682
Total non-interest expense	44,433	47,724	46,899	45,670	35,040
Earnings before income taxes	14,328	31,304	30,304	20,868	20,307
Income tax expense	3,281	6,944	6,525	4,597	4,012
Net income available to common shareholders	$11,047	$24,360	$23,779	$16,271	$16,295

Diluted earnings per common share	$0.35	$0.77	$0.75	$0.52	$0.67
Diluted earnings per common share, operating*	$0.59	$0.76	$0.85	$0.86	$0.71

*See reconciliation of Non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2023	2022
Interest Income:
Loans, including fees	$276,817	$152,741
PPP loan fee income	210	1,718
Investment securities	43,939	42,575
Accretion of purchase accounting adjustments	17,514	3,309
Other interest income	2,453	50
Total interest income	340,933	200,393
Interest Expense:
Deposits	70,599	14,295
Borrowings	12,279	1,107
Subordinated debentures	7,970	7,492
Amortization of purchase accounting adjustments	760	(317)
Total interest expense	91,608	22,577
Net interest income	249,325	177,816
Provision for credit losses	14,500	5,605
Net interest income after provision for credit losses	234,825	172,211

Non-interest Income:
Service charges on deposit accounts	14,175	8,668
Mortgage Income	2,866	4,303
Interchange Fee Income	18,914	12,702
Gain (loss) on securities, net	(9,716)	(82)
Treasury Awards	6,197	873
Bargain Purchase Gain and gain on sale of premises and equipment	—	165
BOLI income from death proceeds	—	1,630
Other charges and fees	14,269	8,702
Total non-interest income	46,705	36,961

Non-interest expense:
Salaries and employee benefits	93,412	73,077
Occupancy expense	21,368	15,835
FDIC/OCC premiums	3,849	2,122
Marketing	833	393
Amortization of core deposit intangibles	9,563	4,664
Other professional services	6,446	3,558
Acquisition & charter conversion charges	9,075	6,410
Other non-interest expense	40,180	24,424
Total Non-interest expense	184,726	130,483
Earnings before income taxes	96,804	78,689
Income tax expense	21,347	15,770
Net income available to common shareholders	75,457	62,919

Diluted earnings per common share	$2.39	$2.84
Diluted earnings per common share, operating*	$3.06	$3.08
*See reconciliation of Non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands)
COMPOSITION OF LOANS	December 31, 2023	Percent of Total	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	Percent of Total
Commercial, financial and agricultural	$765,422	14.8%	$753,120	$753,415	$750,371	$506,907	13.4%
Real estate – construction	629,660	12.2%	633,682	634,120	691,285	475,956	12.6%
Real estate – commercial	2,377,864	45.8%	2,317,666	2,251,710	2,181,384	1,626,066	43.0%
Real estate – residential	1,311,395	25.4%	1,298,980	1,286,343	1,262,244	1,094,204	29.0%
Lease Financing Receivable	1,292	—%	1,548	1,187	2,056	2,118	0.1%
Obligations of States & subdivisions	29,316	0.6%	29,650	31,137	31,652	26,143	0.7%
Consumer	55,094	1.1%	55,154	53,013	50,784	42,763	1.1%
Loans held for sale	2,914	0.1%	5,960	6,602	4,073	4,443	0.1%
Total loans	$5,172,957	100%	$5,095,760	$5,017,527	$4,973,849	$3,778,600	100.0%

COMPOSITION OF DEPOSITS	December 31, 2023	Percent of Total	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	Percent of Total
Non-interest bearing	$1,849,013	28.6%	$1,967,661	$2,086,666	$2,082,441	$1,630,203	29.7%
NOW and other	1,914,792	29.6%	1,962,383	2,014,420	2,095,599	1,769,699	32.2%
Money Market/Savings	1,623,311	25.1%	1,532,822	1,565,212	1,678,609	1,368,108	24.9%
Time Deposits of less than $250,000	813,877	12.6%	766,553	627,782	562,240	590,564	10.7%
Time Deposits of $250,000 or more	261,879	4.1%	250,606	198,187	249,067	135,830	2.5%
Total Deposits	$6,462,872	100%	$6,480,025	$6,492,267	$6,667,956	$5,494,404	100.0%

ASSET QUALITY DATA	December 31, 2023		September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Nonaccrual loans	$10,691		$17,423	$16,037	$17,312	$12,591
Loans past due 90 days and over	1,163		53	—	73	289
Total nonperforming loans	11,854		17,476	16,037	17,385	12,880
Other real estate owned	8,320		4,920	5,588	5,066	4,832
Total nonperforming assets	$20,174		$22,396	$21,625	$22,451	$17,712

Nonperforming assets to total assets	0.25%		0.28%	0.28%	0.28%	0.27%
Nonperforming assets to total loans + OREO	0.39%		0.44%	0.43%	0.45%	0.47%
ACL to nonperforming loans	455.81%		306.51%	328.08%	301.70%	302.15%
ACL to total loans	1.05%		1.05%	1.05%	1.06%	1.03%

Qtr-to-date net charge-offs (recoveries)	$783		$49	$837	$142	$39
Annualized QTD net chg-offs (recs) to loans	0.061%		0.004%	0.070%	0.010%	0.004%

THE FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	December 31, 2023			September 30, 2023			June 30, 2023			March 31, 2023			December 31, 2022
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate
Taxable securities	$1,375,695	$7,892	2.29%	$1,419,343	$7,685	2.17%	$1,473,166	$7,867	2.14%	$1,565,623	$8,758	2.24%	$1,522,953	$8,312	2.18%
Tax-exempt securities	446,348	3,897	3.49%	463,329	3,921	3.39%	470,742	3,946	3.35%	462,718	3,946	3.41%	453,651	3,934	3.47%
Total investment securities	1,822,043	11,789	2.59%	1,882,672	11,606	2.47%	1,943,908	11,813	2.43%	2,028,341	12,704	2.51%	1,976,604	12,246	2.48%
Int bearing dep in other banks	70,193	325	1.85%	79,448	441	2.22%	93,464	789	3.38%	146,663	898	2.45%	72,910	3	0.02%
Loans	5,145,228	77,592	6.03%	5,038,928	74,626	5.92%	4,982,368	74,590	5.99%	4,975,663	67,734	5.45%	3,749,561	46,670	4.98%
Total interest earning assets	7,037,464	89,706	5.10%	7,001,048	86,673	4.95%	7,019,740	87,192	4.97%	7,150,667	81,336	4.55%	5,799,075	58,919	4.06%
Other assets	879,839			872,297			862,390			852,587			647,446
Total assets	$7,917,303			$7,873,345			$7,882,130			$8,003,254			$6,446,521

Interest-bearing liabilities:
Deposits	$4,533,386	$24,748	2.18%	$4,459,869	$19,572	1.76%	$4,465,800	$14,762	1.32%	$4,738,076	$12,277	1.04%	$3,801,632	$7,041	0.74%
Borrowed Funds	361,445	4,500	4.98%	296,963	3,556	4.79%	277,531	3,264	4.70%	77,098	959	4.98%	108,881	1,015	3.73%
Subordinated debentures	126,925	1,807	5.69%	128,251	1,849	5.77%	145,418	2,138	5.88%	155,084	2,176	5.61%	144,985	1,946	5.37%
Total interest bearing
liabilities	5,021,756	31,055	2.47%	4,885,083	24,977	2.05%	4,888,749	20,164	1.65%	4,970,258	15,412	1.24%	4,055,498	10,002	0.99%
Other liabilities	1,994,017			2,083,192			2,091,882			2,164,001			1,773,974
Shareholders' equity	901,530			905,070			901,499			868,995			617,049
Total liabilities and
shareholders' equity	$7,917,303			$7,873,345			$7,882,130			$8,003,254			$6,446,521

Net interest
income (FTE)*		$58,651	2.63%		$61,696	2.91%		$67,028	3.32%		$65,924	3.31%		$48,917	3.08%

Net interest margin (FTE)*			3.33%			3.52%			3.82%			3.69%			3.37%

Core net interest margin*			3.14%			3.27%			3.43%			3.47%			3.29%

*See reconciliation for Non-GAAP financial measures

THE FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
	Three Months Ended
Per Common Share Data	Dec 31, 2023	Sept 30, 2023	June 30, 2023	Mar 31, 2023	Dec 31, 2022
Book value per common share	$30.22	$28.57	$28.64	$28.58	$26.92
Effect of intangible assets per share	10.87	10.95	11.02	11.09	8.95
Tangible book value per common share	$19.35	$17.62	$17.62	$17.49	$17.97

Diluted earnings per share	$0.35	$0.77	$0.75	$0.52	$0.68
Effect of acquisition and charter conversion charges	0.02	0.02	0.13	0.11	0.05
Tax on acquisition and charter conversion charges	(0.01)	(0.01)	(0.03)	(0.02)	(0.02)
Effect of Treasury awards	—	(0.20)	—	—	—
Tax on Treasury awards	—	0.05	—	—	—
Effect on contributions/consulting/advertising related to Treasury awards	—	0.17	—	—	—
Tax on contributions/consulting/advertising related to Treasury awards	—	(0.04)	—	—	—
Initial provision for acquired loans	—	—	—	0.34	—
Tax on initial provision for acquired loans	—	—	—	(0.09)	—
Loss on securities repositioning	0.31	—	—	—	—
Tax loss on securities repositioning	(0.08)	—	—	—	—
Diluted earnings per share, operating	$0.59	$0.76	$0.85	$0.86	$0.71

		Year to Date
		2023		2022
Diluted earnings per share		$2.39		$2.84
Effect of acquisition and charter conversion charges		0.28		0.29
Tax on acquisition and charter conversion charges		(0.07)		(0.08)
Effect of bargain purchase gain and loss on sale of fixed assets		—		(0.01)
Effect of Treasury awards		(0.20)		(0.04)
Tax on Treasury awards		0.05		0.01
BOLI income from death proceeds		—		(0.08)
Effect on contributions/consulting/advertising related to Treasury awards		0.17		0.01
Tax on contributions/consulting/advertising related to Treasury awards		(0.04)		—
Initial provision for acquired loans		0.34		0.18
Tax on initial provision for acquired loans		(0.09)		(0.04)
Loss on securities repositioning		0.31		—
Tax loss on securities repositioning		(0.08)		—
Diluted earnings per share, operating		$3.06		$3.08

		Year to Date
		2023		2022
Net income available to common shareholders		$75,457		$62,919
Acquisition and charter conversion charges		9,075		6,410
Tax on acquisition and charter conversion charges		(2,296)		(1,621)
Bargain purchase gain and loss on sale of fixed assets		—		(165)
Tax on bargain purchase gain and loss on sale of fixed assets		—		42
Treasury awards		(6,197)		(872)
Tax on Treasury awards		1,568		221
BOLI income from death proceeds		—		(1,630)
Contributions/consulting/advertising related to Treasury awards		5,190		165
Tax on contributions/consulting/advertising related to Treasury awards		(1,313)		(42)
Initial provision for acquired loans		10,727		3,855
Tax on initial provision for acquired loans		(2,714)		(976)
Loss on securities repositioning		9,708		—
Tax loss on securities repositioning		(2,457)		—
Net earnings available to common shareholders, operating		$96,748		$68,306

		Three Months Ended
Average Balance Sheet Data		Dec 31, 2023	Sept 30, 2023	June 30, 2023	Mar 31, 2023	Dec 31, 2022
Total average assets	A	$7,917,303	$7,873,345	$7,882,130	$8,003,254	$6,446,521
Total average earning assets	B	7,037,464	7,001,048	7,019,740	7,150,667	5,799,075

Common Equity	C	$901,530	$905,070	$901,499	$868,995	$617,049
Less intangible assets		342,641	344,999	346,707	330,092	208,684
Total Tangible common equity	D	$558,889	$560,071	$554,792	$538,903	$408,365

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Dec 31, 2023	Sept 30, 2023	June 30, 2023	Mar 31, 2023	Dec 31, 2022
Net interest income	E	$57,665	$60,704	$66,030	$64,926	$47,921
Tax-exempt investment income		(2,911)	(2,929)	(2,948)	(2,948)	(2,939)
Taxable investment income		3,897	3,921	3,946	3,946	3,934
Net Interest Income Fully Tax Equivalent	F	$58,651	$61,696	$67,028	$65,924	$48,916

Annualized Net Interest Margin	E/B	3.28%	3.47%	3.76%	3.63%	3.31%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.33%	3.52%	3.82%	3.69%	3.37%

Total Interest Income, Fully Tax Equivalent
Total Interest Income	R	$88,720	$85,681	$86,194	$80,338	$57,923
Tax-exempt investment income		(2,911)	(2,929)	(2,948)	(2,948)	(2,939)
Taxable investment income		3,897	3,921	3,946	3,946	3,934
Total Interest Income, Fully Tax Equivalent	G	$89,706	$86,673	$87,192	$81,336	$58,918

Yield on Average Earning Assets	R/B	5.04%	4.90%	4.91%	4.49%	4.00%
Yield on Average Earning Assets, Fully Tax Equivalent	G/B	5.10%	4.95%	4.97%	4.55%	4.06%

Interest Income Investment Securities, Fully Tax Equivalent
Interest Income Investment Securities	S	$10,803	$10,614	$10,815	$11,706	$11,251
Tax-exempt investment income		(2,911)	(2,929)	(2,948)	(2,948)	(2,939)
Taxable investment Income		3,897	3,921	3,946	3,946	3,934
Interest Income Investment Securities, Fully Tax Equivalent	H	$11,789	$11,606	$11,813	$12,704	$12,246

Average Investment Securities	I	$1,822,043	$1,882,672	$1,943,908	$2,028,341	$1,976,604

Yield on Investment Securities	S/I	2.37%	2.26%	2.23%	2.31%	2.28%
Yield on Investment Securities, Fully Tax Equivalent	H/I	2.59%	2.47%	2.43%	2.51%	2.48%

		Three Months Ended
Core Net Interest Margin		Dec 31, 2023	Sept 30, 2023	June 30, 2023	Mar 31, 2023	Dec 31, 2022
Net interest income (FTE)		$58,651	$61,696	$67,028	$65,924	$48,916
Less purchase accounting adjustments		3,235	4,276	6,533	3,469	1,086
Net interest income, net of purchase accounting adj	J	$55,416	$57,420	$60,495	$62,455	$47,830

Total average earning assets		$7,037,464	$7,001,048	$7,019,740	$7,150,667	$5,799,075
Add average balance of loan valuation discount		27,573	31,269	38,306	42,945	10,928
Avg earning assets, excluding loan valuation discount	K	$7,065,037	$7,032,317	$7,058,046	$7,193,612	$5,810,003

Core net interest margin	J/K	3.14%	3.27%	3.43%	3.47%	3.29%

		Three Months Ended
Efficiency Ratio		Dec 31, 2023	Sept 30, 2023	June 30, 2023	Mar 31, 2023	Dec 31, 2022
Operating Expense
Total non-interest expense		$44,433	$47,724	$46,899	$45,670	$35,040
Pre-tax non-operating expenses		(594)	(5,777)	(4,101)	(3,793)	(1,190)
Adjusted Operating Expense	L	$43,839	$41,947	$42,798	$41,877	$33,850

Operating Revenue
Net interest income, FTE		$58,651	$61,696	$67,028	$65,924	$48,916
Total non-interest income		2,346	19,324	12,423	12,612	8,131
Pre-tax non-operating items		9,708	(6,197)	—	—	—
Adjusted Operating Revenue	M	$70,705	$74,823	$79,451	$78,536	$57,047

Efficiency Ratio, operating	L/M	62.00%	56.06%	53.87%	53.32%	59.34%

		Three Months Ended
Return Ratios		Dec 31, 2023	Sept 30, 2023	June 30, 2023	Mar 31, 2023	Dec 31, 2022
Net income available to common shareholders	N	$11,047	$24,360	$23,779	$16,271	$16,295
Acquisition and charter conversion charges		593	588	4,101	3,793	1,190
Tax on acquisition and charter conversion charges		(150)	(149)	(1,037)	(960)	(301)
Treasury awards		—	(6,197)	—	—	—
Tax on Treasury awards		—	1,568	—	—	—
Contributions/consulting/advertising related to Treasury awards		—	5,190	—	—	—
Tax on contributions/consulting/advertising related to Treasury awards		—	(1,313)	—	—	—
Initial provision for acquired loans		—	—	—	10,727	—
Tax on initial provision for acquired loans		—	—	—	(2,714)	—
Loss on securities repositioning		9,708	—	—	—	—
Tax loss on securities repositioning		(2,457)	—	—	—	—
Net earnings available to common shareholders, operating	O	$18,741	$24,047	$26,843	$27,117	$17,184

		Three Months Ended
Pre-Tax Pre-Provision Operating Earnings		Dec 31, 2023	Sept 30, 2023	June 30, 2023	Mar 31, 2023	Dec 31, 2022
Earnings before income taxes	P	$14,328	$31,304	$30,304	$20,868	$20,307
Acquisition and charter conversion charges		593	588	4,101	3,793	1,190
Provision for credit losses		1,250	1,000	1,250	11,000	705
Treasury awards		—	(6,197)	—	—	—
Contributions/consulting/advertising related to Treasury awards		—	5,190	—	—	—
Loss on securities repositioning		9,708	—	—	—	—
Pre-Tax, Pre-Provision Operating Earnings	Q	$25,879	$31,885	$35,655	$35,661	$22,202

Annualized return on avg assets	N/A	0.56%	1.24%	1.21%	0.81%	1.01%
Annualized return on avg assets, oper	O/A	0.95%	1.22%	1.36%	1.36%	1.07%
Annualized pre-tax, pre-provision, oper	Q/A	1.31%	1.62%	1.81%	1.78%	1.38%
Annualized return on avg common equity, oper	O/C	8.32%	10.63%	11.91%	12.48%	11.14%
Annualized return on avg tangible common equity, operating	O/D	13.41%	17.17%	19.35%	20.13%	16.83%

		Three Months Ended
Capital Ratios		Dec 31, 2023*	Sept 30, 2023	June 30, 2023	Mar 31, 2023	Dec 31, 2022
Common equity tier 1 (CET1) ratio		12.1%	12.0%	11.5%	11.2%	12.7%
Leverage (Tier 1) ratio		9.7%	9.6%	9.1%	8.8%	9.3%
Total risk based capital ratio		15.0%	15.1%	14.5%	14.7%	16.7%
Tangible common equity ratio		7.9%	7.3%	7.4%	7.2%	6.9%
*estimated

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998